UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

Alarm.com Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100 Tysons, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2019, Alarm.com Holdings, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following four proposals: (1) to elect two nominees for director to hold office until the Company’s 2022 Annual Meeting of Stockholders (“Proposal 1”), (2) to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019 (“Proposal 2”), (3) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 26, 2019 (“Proposal 3”) and (4) to consider, if properly presented at the Annual Meeting, a non-binding stockholder proposal requesting the Company’s Board of Directors to take each step necessary to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (“Bylaws”) to eliminate each voting requirement therein that calls for a greater than simple majority vote (“Proposal 4”). The final results of the voting on each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s stockholders elected the two persons listed below as directors, each to serve until the Company’s 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The votes cast were as follows:

Nominee	For	Withheld	Broker Non-Votes
Donald Clarke	32,080,151	7,245,619	3,378,004
Hugh Panero	32,067,243	7,258,527	3,378,004

There were no abstentions with respect to Proposal 1.

Proposal 2—Ratification of the Selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2019

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain
42,321,615	235,275	146,884

There were no broker non-votes with respect to Proposal 2.

Proposal 3 – Advisory Vote on Executive Compensation

The Company’s stockholders approved, on a non-binding advisory basis, Proposal 3. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
38,862,292	325,157	138,322	3,378,003

Proposal 4 –Stockholder Proposal

The stockholder proposal requesting the Company’s Board of Directors to take each step necessary to amend the Company’s Charter and Bylaws to eliminate each voting requirement therein that calls for a greater than simple majority vote was approved by the Company’s stockholders on a non-binding basis. This proposal is only a request that the Company’s Board of Directors take the necessary steps to obtain the necessary stockholder approval for such an amendment to the Company’s Charter and Bylaws and is not an approved amendment to the Company’s Charter and Bylaws at this time. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
25,430,505	13,720,240	175,025	3,378,004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date: June 10, 2019	By:	/s/ Steve Valenzuela
Steve Valenzuela Chief Financial Officer